-As filed with the U.S. Securities and Exchange Commission on May 7, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Toast, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-4168768
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
333 Summer Street
Boston, MA 02210
(Address of Registrant’s Principal Executive Offices)

2021 Stock Option and Incentive Plan
2021 Employee Stock Purchase Plan
(Full titles of the plans)

Aman Narang
Chief Executive Officer
Toast, Inc.
333 Summer Street
Boston, MA 02210
(617) 297-1005
(Name, address and telephone number of agent for service)
Copies to:

Mark T. Bettencourt, Esq. Gregg L. Katz, Esq. Andrew R. Pusar, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Brian R. Elworthy, Esq. General Counsel Toast, Inc. 333 Summer Street Boston, MA 02210 (617) 297-1005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Pursuant to General Instruction E of Form S-8, Toast, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the “Commission”) to register (i) 27,155,953 additional shares of its Class A Common Stock par value $0.000001 per share (the “Class A common stock”) under the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii) 5,431,190 additional shares of its Class A common stock under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 Plan and 2021 ESPP providing for an automatic increase in the number of shares reserved and available for issuance under such plans on January 1, 2024.
The contents of the Registration Statement on Form S-8 filed with the Commission on September 22, 2021 (File No. 333-259720), the Registration Statement on Form S-8 filed with the Commission on May 13, 2022 (File No. 333-264940), and the Registration Statement on Form S-8 filed with the Commission on May 10, 2023 (File No. 333-271789) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item	3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)	The contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 22, 2021 (File No. 333-259720);

(b)	The contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 13, 2022 (File No. 333-264940);

(c)	The contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 10, 2023 (File No. 333-271789);

(d)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 27, 2024;

(e)	All other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2023; and

(f)
The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40819) filed with the Commission on September 20, 2021 under Section 12(b) of the Exchange Act, updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 1, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item	8. Exhibits.
		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation.	8-K	001-40819	3.1	9/27/2021

4.2	Third Amended and Restated Bylaws.	10-Q	001-40819	3.1	5/10/2023

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-259104	4.1	9/13/2021

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page hereto).

99.1#	2021 Stock Option and Incentive Plan, and forms of agreements thereunder.	10-K	001-40819	10.3	2/27/2024

99.2#	2021 Employee Stock Purchase Plan, as amended.	10-Q	001-40819	10.1	8/12/2022

107*	Filing Fee Table

*	Filed herewith.
#	Indicates management contract or compensatory plan, contract or agreement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on May 7, 2024.

TOAST, INC.

By:	/s/ Aman Narang
Aman Narang
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aman Narang, Brian R. Elworthy and Elena Gomez, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Toast, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aman Narang	Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2024
Aman Narang

/s/ Elena Gomez	Chief Financial Officer (Principal Financial Officer)	May 7, 2024
Elena Gomez

/s/ Michael Matlock	Chief Accounting Officer (Principal Accounting Officer)	May 7, 2024
Michael Matlock

/s/ Paul Bell	Director	May 7, 2024
Paul Bell

/s/ Kent Bennett	Director	May 7, 2024
Kent Bennett

/s/ Susan E. Chapman-Hughes	Director	May 7, 2024
Susan E. Chapman-Hughes

/s/ Christopher P. Comparato	Director	May 7, 2024
Christopher P. Comparato

/s/ Stephen Fredette	President, Co-Founder, and Director	May 7, 2024
Stephen Fredette

/s/ Mark Hawkins	Chair of the Board, Director	May 7, 2024
Mark Hawkins

/s/ Hilarie Koplow-McAdams	Director	May 7, 2024
Hilarie Koplow-McAdams

/s/ Deval L. Patrick	Director	May 7, 2024
Deval L. Patrick

/s/ David Yuan	Director	May 7, 2024
David Yuan